               Consent of Ernst & Young LLP, Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights  for High Yield Fund and Global  Strategic  Income Fund" and Sections
4.1(i) and  4.2(h) of  "Representations  and  Warranties"  in  Appendix A in the
Combined Proxy  Statement/Prospectus  of the SBL Fund,  Series K relating to the reorganization  into SBL Fund, Series P and to the incorporation by reference of our report  dated  February 8, 2002 in the  Registration  Statement  (Form N-14)
filed with the Securities and Exchange Commission in this Registration Statement on Form N-14.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
May 30, 2002